                                                                   Exhibit 10(e)





                           KEITHLEY INSTRUMENTS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN






                                                     Effective:  January 1, 1988

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                               TABLE OF CONTENTS
                               -----------------


ARTICLE                                                       NUMBER
-------                                                       ------

DEFINITIONS                                                   I

ELIGIBILITY AND PARTICIPATION                                 II

ACCRUED RETIREMENT BENEFIT                                    III

RETIREMENT BENEFITS                                           IV

DISABILITY BENEFITS                                           V

SPOUSE'S BENEFITS                                             VI

FORFEITURE OF BENEFITS                                        VII

FINANCING OF BENEFITS                                         VIII

ADMINISTRATION                                                IX

AMENDMENT AND TERMINATION                                     X

MISCELLANEOUS                                                 XI

                           KEITHLEY INSTRUMENTS, INC.
                           --------------------------


                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                     --------------------------------------


         THIS AGREEMENT is made by KEITHLEY INSTRUMENTS, INC., an Ohio corporation (hereinafter referred to as the "Company") on behalf of certain of its senior executive employees;

                               W I T N E S S E T H

         WHEREAS, it is necessary for the Company to attract, retain and motivate highly competent senior management executives so that it may compete effectively; and

         WHEREAS, in order to attract, retain and motivate such senior management executives, the Company has duly authorized the establishment of a Supplemental Executive Retirement Plan in order to provide certain retirement, death and disability benefits for its senior executives and their spouses commensurate with those offered by other companies;

         NOW, THEREFORE, the Company hereby establishes the KEITHLEY INSTRUMENTS, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN, effective as of January 1, 1988, as follows:


                                     (iii)

                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------



         1.1 The words "Accrued Retirement Benefit" shall mean an amount computed with respect to each Participant in accordance with Article III hereof.

         1.2 The words "Actuarial Equivalent" shall mean the benefit having the same value as the benefit which the actuarial equivalent replaces. The determination of an actuarial equivalent shall be based on the actuarial assumptions and methods which are set forth in the Pension Plan, except as otherwise expressly provided in this Plan or as otherwise designated by the Compensation Committee.

         1.3 The word "Affiliate" shall mean any corporation or business organization that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company, and particularly shall mean any corporation or business organization during any period during which it is a member of a controlled group of corporations or trades or businesses which includes the Company within the meaning of Sections 414(b) and 414(c) of the Internal Revenue Code.

         1.4 The words "Benefit Service" shall mean for any Participant his credited service under the Pension Plan, together with any comparable service with any Affiliate of the Company, but excluding any period of such service after a Participant first becomes a Senior Executive and during which period the Participant is not a Senior Executive due to action of the Compensation Committee pursuant to Section 2.4 hereof.


                                      1-1

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         1.5 The word "Company" shall mean Keithley Instruments, Inc. and any
Affiliate, or any successor corporation or other business organization which shall assume the obligations of this Plan as provided herein with respect to Participants.

         1.6 The word "Compensation" shall mean compensation as defined in the Pension Plan specifically including employee elective deferral contributions made pursuant to Sections 125 and 401(k) of the Internal Revenue Code, but including such Compensation only during a period when the Participant was a Senior Executive or at any time prior thereto.

         1.7 The words "Compensation Committee" shall mean the Compensation Committee of the Board of Directors of Keithley Instruments, Inc.

         1.8 The words "Disability Plan Offset" shall mean the total amounts, if any, actually payable to a Totally and Permanently Disabled Participant on the date specified herein for their calculation under any short-term disability or long-term disability plan, program, or insurance contract of the Company, or the amount which would be payable thereunder upon application therefor. The words "Disability Plan Offset" shall not include any amounts representing benefits which might have been payable to a Totally and Permanently Disabled Participant under such a plan, program, or contract if he had been "disabled" as defined therein but which are not actually payable to the Totally and Permanently Disabled Participant because he is not "disabled" as so defined.

         1.9 The words "Earned Income" shall mean the total remuneration which a Participant or Totally and Permanently Disabled Participant shall receive as compensation or profit from the performance of services as an employee of any corporation, partnership, organization, govern-

                                      1-2
mental agency or as a self-employed individual, including amounts contributed to a qualified retirement plan pursuant to such Participant's or Spouse's election under a qualified cash or deferred arrangement (described in Section 401(k) of the Internal Revenue Code of 1986) or a cafeteria plan (described in Section 125 of the Internal Revenue Code of 1986).

        1.10 The words "Final Average Earnings" shall mean the total of a Participant's Compensation during the three (3) consecutive Plan Years falling within the ten (10) Plan Years inclusive of and next preceding the earlier of the date he ceased to be a Senior Executive or his date of termination of employment by the Company or an Affiliate, during which his Compensation was highest, divided by thirty-six (36); provided, however, that if he has Compensation for fewer than three (3) consecutive Plan Years, his Final Average Earnings shall be determined based upon the number of months of Compensation that he has.

        1.11 The words "Life Annuity Basis" shall mean, with respect to a Participant, that a benefit is payable monthly to a Participant during his life and that no further benefits are payable after the death of the Participant.

        1.12 The words "Normal Retirement Date" shall mean the first day of the month coinciding with or next following a Participant's attainment of age sixty-five (65).

        1.13 The words "Other Retirement Plan Benefits" shall mean any benefits provided by employer contributions, including benefits previously distributed or to be distributed in the future, under:

        (a) the Pension Plan;

                                      1-3

         (b) the Keithley Instruments, Inc. Netirement Savings Trust and Plan;

         (c) any pension, profit sharing, stock bonus or retirement plan, practice or program of any other corporation, or any partnership, organization, government or governmental agency, other than Federal Social Security, which provides benefits to a Participant upon his retirement or attainment of a stated retirement age, by reason of his employment with or his performance of services for any such entity excluding, however, any such plan, practice or program under which a Participant accrues or accumulates benefits contemporaneously with and during his participation in this Plan; and

         (d) any agreement entered into between the Participant and any other corporation, partnership, organization, government or governmental agency, with which he was employed or for which he performed services, that provides for the nonvoluntary deferral of compensation or remuneration until the Participant's attainment of a stated retirement age, excluding, however, any such agreement under which a Participant accrues or accumulates benefits contemporaneously with and during his participation in this Plan.

         The words "Other Retirement Plan Benefits" shall not include any voluntary employee contributions or amounts contributed to a qualified retirement plan as employee elective deferrals pursuant to a Participant's election under a qualified cash or deferred arrangement (described in Section 401(k) of the Internal Revenue Code of 1986) and earnings on said contributions and amounts.

        1.14 The word "Participant" shall mean any eligible Senior Executive of the Company who has performed all the acts required by this Plan to become a Participant, who has become a Participant in accordance with Article II hereof, and who remains a Participant hereunder.

        1.15 The words "Pension Plan" shall mean the Keithley Instru-ments, Inc. Employees' Pension Plan.

        1.16 The word "Plan" shall mean the Keithley Instruments, Inc. Supplemental Executive Retirement Plan.

                                      1-4

        1.17 The words "Plan Year" shall mean the twelve (12) month period ending on September 30 in each calendar year.

        1.18 The words "Projected Accrued Retirement Benefit" shall mean in the case of a Participant who becomes Totally and Permanently Disabled prior to his Normal Retirement Date and prior to his termination of employment, the Accrued Retirement Benefit he would have had at his Normal Retirement Date calculated on the assumptions that between such date and his Normal Retirement Date:

        (a)  he would have remained employed by the Company;

        (b) he would have had Compensation during each Plan Year ending in such period in an amount equal to the greater of:

             (i) his Compensation during the Plan Year immediately prior to such date; and

             (ii) his Compensation during the Plan Year in which such date occurs;

        (c) he would have remained a Senior Executive if he was a Senior Executive on such date; and

        (d) he would not have become a Senior Executive during such period if he was not a Senior Executive on such date.

        1.19 The words "Senior Executive" shall mean any executive employee of the Company who shall be so designated as such by the Compensation Committee pursuant to Article II hereof, but only while he remains so designated. A Participant who becomes Totally and Permanently Disabled at a time when he is a Senior Executive shall be deemed to continue to be a Senior Executive during the period he remains Totally and Permanently Disabled.

        1.20 The words "Social Security Offset" shall mean for a Participant, who is eligible for retirement benefits under Article IV hereof, the monthly amount of the primary and family old age insurance

                                      1-5
benefits under the Federal Social Security Act which are payable, or which upon application thererfor would be payable, to the Participant on the dates specified herein for computation thereof.

        The words "Social Security Offset" shall mean for a Totally and Permanently Disabled Participant, who is eligible for disability benefits under
Article V hereof, either: (a) the monthly amount of the primary disability insurance benefits under the Federal Social Security Act which are payable, or which upon application therefor would be payable, to the Totally and Permanently Disabled Participant or (b) if old age, as opposed to primary disability insurance benefits are payable under the Federal Social Security Act, the amount specified in the first paragraph of this Section, on the dates specified herein for the computation thereof.

        The "Social Security Offset" of a Participant or Totally and Permanently Disabled Participant shall be computed without regard to any reduction in his Social Security benefits by reason of his Earned Income.

        1.21 The word "Spouse" shall mean the person to whom a Participant is married on the earliest of the date the Participant dies, the date of his termination of employment or the date he becomes Totally and Permanently Disabled; provided, however, that in the case of a person married to a Participant who terminates his employment or becomes Totally and Permanently Disabled, such person shall cease to be considered to be a "Spouse" if she shall thereafter cease to be married to such Participant for any reason other than the death of such Participant.

                                      1-6

        1.22 The words "Termination of Employment" shall mean for any employee, the occurrence of any one of the following events:

        (a)     his discharge;

        (b)     his voluntary termination of employment;

        (c)     his retirement;

        (d)     his failure to return to work:

               (i) at the end of any leave of absence authorized by the Company; or

               (ii) within ninety (90) days following such employee's release from military service or within any other period following military service in which such employee's right to reemployment with the Company is guaranteed by law; or

               (iii) after the cessation of disability income payments under this Plan and under any sick leave, short-term disability program or long-term disability program of the Company.

        1.23 The words "Totally and Permanently Disabled" shall mean for any Participant that he has a total and permanent disability as defined in the Pension Plan.

                                      1-7

                                   ARTICLE II
                                   ----------

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------



        2.1 An employee of the Company shall be qualified to become a Participant under this Plan when the Compensation Committee shall, at its discretion, designate him a Senior Executive.

        2.2 The Compensation Committee shall, upon designating an employee a Senior Executive, notify such employee in writing of his eligibility and of the actions necessary to become a Participant hereunder, and shall provide him with the opportunity to become a Participant. If such eligible employee desires to become a Participant, he shall, within such time as the Compensation Committee shall determine:

        (a) furnish to the Compensation Committee all information requested by it;

        (b) execute such documents and such instruments as the Compensation Committee may require to facilitate the administration of this Plan;

        (c) agree in such form and manner as the Compensation Committee may require to be bound by the terms of this Plan and by the terms of such Amendments as may be made hereto; and

        (d) truthfully and fully answer any questions and supply any information which the Compensation Committee deems necessary or desirable for the proper administration of this Plan, without any reservations whatsoever.

The agreement with a Senior Executive may contain special provisions applicable only to such Senior Executive and approved by the Compensation Committee.

        2.3 An eligible employee who shall have timely done all acts required of him to become a Participant shall become a Participant on or as of such date as shall be specified by the Compensation Committee.

        2.4 At any time after the effective date of this Plan, the Compensation Committee may, in its sole discretion, determine that any employee, who has not attained his Normal Retirement Date, terminated his employment, become Totally and Permanently Disabled or died, and who shall have previously been designated by it as a Senior Executive, is no longer entitled to be so designated and may withdraw such designation with respect to such employee. The withdrawal of the designation of an employee as a Senior Executive shall become effective as of the date specified by the Compensation Committee which date may not be earlier than the date upon which the Compensation Committee determines such employee is no longer a Senior Executive. Such employee shall continue to be a Participant in this Plan but shall not accrue any further Benefit Service.

        2.5 A Participant shall automatically cease to be a Senior Executive on his date of termination of employment.




                                      2-2

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                                  ARTICLE III
                                  -----------

                           ACCRUED RETIREMENT BENEFIT
                           --------------------------



        3.1 The Accrued Retirement Benefit of a Participant wrio remains a Senior Executive until his Normal Retirement Date shall be an amount equal to sixty percent (60%) of his Final Average Earnings, reduced, in the case of a Participant who has completed less than fifteen (15) years of Benefit Service at the time he retires, by one-one hundred eightieth (1/180) thereof for each month that his Benefit Service is less than one hundred eighty (180) months.

        3.2 The Accrued Retirement Benefit of a Participant who ceases to be a Senior Executive prior to his Normal Retirement Date shall be an amount equal to
(a) multiplied by (b) below, where:

        (a) equals the amount his Accrued Retirement Benefit would have been on his Normal Retirement Date if he had remained a Senior Executive until his Normal Retirement Date, computed on the basis of his Final Average Earnings determined as of the date he ceased to be a Senior Executive; and

        (b) equals a fraction, the numerator of which shall be the number of years (computed to the nearest one-twelfth (1/12th) year) of such Participant's Benefit Service, and the denominator of which shall be the number of years (computed to the nearest one-twelfth (1/12th) year) of Benefit Service which such Participant would have had if he had remained a Senior Executive until his Normal Retirement Date.

                                      3-1

                                   ARTICLE IV
                                   ----------

                              RETIREMENT BENEFITS
                              -------------------



        4.1 Each Participant who continues in the employ of the Company until his Normal Retirement Date shall be entitled to retire on such date or at any time thereafter and shall be eligible for retirement benefits under this Plan commencing on the first day of the month after his termination or employment.

        4.2 Each Participant who continues in the employ of the Company until
(a) his completion of fifteen (15) years of Benefit Service and his attainment of age sixty (60), or (b) his completion of thirty (30) years of Benefit Service, shall be entitled to retire at any time thereafter, prior to his Normal Retirement Date, and shall be eligible for retirement benefits under this Plan commencing on the first day of any month on or after his termination of employment but not later than his Normal Retirement Date, as such Participant shall designate in writing to the Compensation Committee.

        4.3 Retirement benefits payable to a Participant pursuant to this
Article IV shall be payable commencing on the date specified in Section 4.1 or
4.2 hereof in a form of benefit provided under the Pension Plan other than the lump sum form. If the benefit under this Plan commences at the same time or after the benefit under the Pension Plan, it shall be payable in the same form with the same designation of beneficiary as under the Pension Plan; provided, however, that if the Participant is to receive a lump sum payment under the Pension Plan, his benefit hereunder will be paid on the basis of another form provided under the Pension Plan and selected by the Participant. If the benefit


                                      4-1
under this Plan commences before the benefit under the Pension Plan, or if there i.s no benefit under the Pension Plan, the benefit under this Plan need not be payable in the same form or with the same beneficiary as under the Pension Plan, but shall be payable in such form as shall be selected by the Participant.

        4.4 Subject to adjustments pursuant to Section 4.6 hereof, the monthly amount of retirement benefits payable commencing on his Normal Retirement Date on a Life Annuity Basis to a Participant eligible therefor pursuant to this
Article IV shall be equal to his Accrued Retirement Benefit reduced by the total of:

        (a)  his Social Security Offset; plus

        (b)  the amount specified in Section 4.5 hereof.

        Furthermore, if the benefit payable hereunder is payable other than on a Life Annuity Basis or if it commences prior to the Partici- pant's Normal Retirement Date, the reduced Accrued Retirement Benefit shall be further reduced as follows:

        (i) if payment commences prior to the Participant's Normal Retirement Date, such benefit shall be reduced by one-half of one percent (0.5%) thereof for each complete month, if any, that the date retirement benefits commence to said Participant precedes his Normal Retirement Date; plus

        (ii) if payment is in a form other than on a Life Annuity Basis, such benefit shall be reduced so that it is the actuarial equivalent of a benefit payable on a Life Annuity Basis.

        4.5 The amount of the reduction specified in Subsection
4.4(b) above shall be equal to the total Other Retirement Plan Benefits payable, or which would be payable upon application therefor, to the Participant on a Life Annuity Basis commencing on the date retirement benefits commence to the Participant pursuant to this Article IV. In the event that the Participant is entitled to nonforfeitable Other

                                      4-2

Retirement Plan Benefits, but such benefits are not payable and would not be payable upon application on a Life Annuity Basis or are not payable commencing on the date retirement benefits commence to the Participant pursuant to this
Article IV, or both, the amount of the reduction specified in Subsection 4.4(b) above shall be equal to the amount which, if such amount were payable on a Life Annuity Basis commencing on the date retirement benefits commence to the Participant pursuant to this Article IV, would be the actuarial equivalent of his nonforfeitable Other Retirement Plan Benefits. Such reduction shall be computed on the date retirement benefits commence to the Participant under this
Article IV and shall not thereafter be subject to adjustment by reason of any change in the Other Retirement Plan Benefits payable to the Participant.

        4.6 The amount of retirement benefits payable to a Participant who is not eligible for primary Social Security Benefits on the date his retirement benefits commence for a reason other than a limit on his maximum Earned Income, shall be recomputed to reflect the change in his Social Security Offset on the date he first becomes eligible to receive such benefits or would become eligible to receive such benefits except for a limit on his maximum Earned Income.


                                      4-3

                                   ARTICLE V
                                   ---------

                              DISABILITY BENEFITS
                              -------------------


        5.1 Each Participant who, prior to his Normal Retirement Date and while he is in the employ of the Company, becomes Totally and Permanently Disabled shall be eligible for disability benefits under this Plan commencing on the earlier of:

        (a) the first day of the first (1st) month following his attainment of age sixty-five (65); or

        (b) the date his benefit begins under the Pension Plan;
            but not earlier than the date which would allow him to receive unreduced benefits under the Company's short-term or long-term disability plan. Such benefits shall be payable as of the first day of each month thereafter in the same form as the Participant is receiving or is to receive benefits under the Pension Plan; provided, however, that if he is to receive a lump sum payment under the Pension Plan, his benefit hereunder will be paid on a Life Annuity Basis. Payment of disability benefits hereunder shall be in lieu of payment of retirement benefits under Article IV hereof.

        5.2 The monthly amount of disability benefits payable to a Participant pursuant to this Article V shall be equal to his Projected Accrued Retirement Benefit reduced by the total of:

        (a)     his Social Security Offset; plus

        (b)     his Disability Plan Offset; plus

        (c)     the amount specified in Section 5.3 hereof; plus


                                      5-1

        (d) if payment commences prior to the Participant's Normal Retirement Date, such benefit shall be reduced by one-half of one percent (0.5%) thereof for each complete month, if any, that the date retirement benefits commence to said Participant precedes his Normal Retirement Date; plus

        (e) if payment is in a form other than on a Life Annuity Basis, such benefit shall be reduced so that it is the actuarial equivalent of a benefit payable on a Life Annuity Basis.

        The amount of disability benefits shall be recomputed to reflect changes in either the Participant's Disability Plan Offset or his Social Security Offset as of each of the following dates:

        (i) the date payments to the Totally and Permanently Disabled Participant under any long-term or short-term disability plan of the Company shall cease;

        (ii) the date the waiting period for disability benefits under the Federal Social Security Act ends, if the Totally and Permanently Disabled Participant is eligible for such disability benefits; and

        (iii) the date upon which there is any change in the definition of disability contained in any long-term disability plan of the Company under which he is eligible to receive disability benefits.

In any such recomputation, increases in the rate of the Totally and Permanently Disabled Participant's disability benefits under the Federal Social Security Act as a result of amendments to such Act or increases in the cost of living shall be disregarded. Disability benefits payable pursuant to this Article V after the date of the recomputation shall be paid in accordance with the amount as recomputed.

                                      5-2

        5.3 The amount of the reduction specified in Subsection 5.2(c) above shall be equal to the total monthly Other Retirement Plan Benefits payable to the Totally and Permanently Disabled Participant, and any such benefits which would be payable upon application therefor, which benefits commence on the date the Participant is entitled to receive disability benefits under this Article V.

        5.4 A Participant shall become entitled to disability benefits under this Article V only if the Compensation Committee finds that he is Totally and Permanently Disabled as that term is defined in this Plan. In any case, where the Compensation Committee makes a determination with respect to the disability of any Participant applying for disability benefits, or of any Totally and Permanently Disabled Participant during the period he is receiving such benefits, the Participant shall be required to submit to such examinations and reexaminations by a clinic, physician or physicians selected by the Compensation Committee as the Compensation Committee deems necessary to establish his eligibility for such disability benefits or his continued eligibility therefor; provided that, in the case of any Totally and Permanently Disabled Participant while he is receiving such disability benefits, reexamina- tions shall not be made more frequently than twice in any twelve (12) month period nor shall any such examination or reexamination be required after attainment of age sixty-five
(65). The Compensation Committee may substitute other equally conclusive evidence, if it so decides, in place of such examination by a clinic, physician or physicians. Fees of any clinic, physician or physicians making such examinations shall be paid by the Company.


                                      5-3

        5.5 In the event a Totally and Permanently Disabled Partici pant dies prior to commencement of benefits under this Article V, a monthly benefit equal to fifty percent (50%) of the amount determined pursuant to Section 5.2 hereof will be paid to his Spouse commencing on the first day of the month next following the death of the Participant. Such benefits shall be payable until the earlier to occur of the death of the Spouse or her remarriage. Payment of a death benefit hereunder shall be in lieu of payment of a Spouse's benefit under
Article VI hereof.


                                      5-4

                                  ARTICLE V I
                                  -----------


                               SPOUSE'S BENEFITS
                               -----------------



        6.1 In the event that a Participant shall die after (a) his Normal Retirement Date (b) his completion of fifteen (15) years of Benefit Service, or
(c) his completion of thirty (30) years of Benefit Service, but prior to the date retirement benefits commence to the Participant pursuant to Article IV hereof, his Spouse, if then living, shall be entitled to receive a Spouse's benefit payable in accordance with Section o.2 hereof. The monthly amount of her Spouse's benefit shall be equal to fifty percent (50%,) of the benefit which would have been payable to the Participant pursuant to Section 4.4 hereof if such Participant had commenced receiving retirement benefits on the first day of the month following his date of death on a Life Annuity Basis. Solely for purposes of calculating the amount of the Spouse's benefit payable with respect to a Participant who dies after completion of fifteen (15) years of Benefit Service but before he has attained age sixty (60) or completed thirty (30) years of Benefit Service, such Participant's benefit hereunder shall be calculated as if Section 4.2(a) of this Plan did not require attainment of age sixty (60) for benefit entitlement.

        6.2 Spouse's benefits payable pursuant to this Article VI shall be payable monthly commencing on the first day of the month next following the death of the Participant. Such benefits shall be payable until the earlier to occur of the death of the Spouse or her remarriage.


                                      6-1

                                  ARTICLE VII
                                  -----------

                             FORFEITURE OF BENEFITS
                             ----------------------



        7.1 In the event the Compensation Committee shall receive a written confession by a Participant, or retired or terminated Participant, or proor satisfactory to the Compensation Committee, of the commission by such a Participant of a felony against the Company or an Affiliate, the rights of such Participant, and the rights of such Participant's Spouse, to receive retirement benefits and/or death benefits provided herein shall immediately be forfeited and the Company's obligation to pay or provide any such benefits shall thereupon cease and terminate.

        7.2 A Participant, during his employment with the Company or an Affiliate, or a retired or terminated Participant who shall be entitled to receive retirement benefits provided herein, must remain in full compliance with the following conditions:

            (a) He must not accept employment, either directly or indirectly, with any competitor of the Company or any Affiliate;

            (b) He must not allow the use of his name by or in any competitive business;

            (c) He must not employ for himself the services of any other employee of the Company or any Affiliate without the written permission of the Company; and

            (d) He must keep himself at all times reasonably available for consultation by the officers and directors of the Company; provided that no such consultation shall be required after the Participant attains age sixty-five (65). In the event he is called upon to render any such substantial consulting services, he shall receive additional compensation in a reasonable amount, and any travel or other expenses which may be required in connection with such services shall be paid by the Company.


                                      7-1

        The Company shall make payments under this Plan only so long as the retired or terminated Participant complies with the above conditions except to the extent expressly waived in writing by the Compensation Committee. In the event that a Participant or a retired or terminated Participant shall be determined to be guilty of violation of any of the foregoing conditions by agreement or by the reasonable determination of the Compensation Committee and such Participant does not correct such violation within a reasonable time, as determined by the Committee after notice to him in writing, the Company may thereafter expel a Participant from this Plan or suspend or terminate in whole or in part any further payments to a retired or former Participant under this Plan and, if so expelled or to the extent such payments are suspended or terminated, the Participant or retired or former Participant shall forfeit his right and the right of his Spouse to receive any or any further retirement benefit payments or any death benefits hereunder.

        This Plan shall not be deemed to modify in any way any agreement between the Company and the Participant concerning the protection ot Company secrets.

        In the event of a disagreement between the retired or terminated Participant, or his Spouse, and the Compensation Committee with respect to the administration of this Section 7.2, appeal may be made for review by the Board of Directors pursuant to Section 9.3 hereof.

        7.3 In the event that, upon a date specified in Articles IV, V and VI hereof for the commencement or recomputation of benefits payable under said Articles, a Participant shall fail or refuse to

                                      7-2
provide the Compensation Committee with full, complete and accurate information with respect to the amount of benefits, the commencement date of benet its and the method of payment of benefits payable to the Participant under a retirement plan which provides Other Retirement Plan Benefits, other than such a retirement plan administered by the Company or an Affiliate, or under the Federal Social Security Act, such Participant shall forreit all rights to receive any retirement or disability benefits under this Pian and he shall forfeit the right of his Spouse to receive any Spouse's benefits or other death benefits under this Plan.


                                      7-3

                                  ARTICLE VIII
                                  ------------

                             FINANCING OF BENEFITS
                             ---------------------



        8.1 The benefits provided under this Plan shall not be funded or financed by the Company in any manner, and no escrow, trust fund, insurance contract or contracts or other funding medium shall be established or purchased by the Company for the benefit of the Participants or their Spouses. :\1l such benefits shall be payable solely from the general funds of the Company. The undertakings of the Company herein constitute merely the unsecured promise of the Company to make the payments and provide the benefits set forth herein.

        8.2 Notwithstanding the provisions of Section 8.1 hereof and any other apparently contrary provisions of this Plan, the Company may set aside, in one or more separate accounts, "Rabbi Trusts", annuity contracts or similar vehicles, amounts intended to be used for payment of benefits hereunder. Such setting aside shall not, however, result in this Plan being considered as "funded" either for Federal income tax purposes or under the Employee Retirement Income Security Act of 1974, as amended.


                                      8-1

                                   ARTICLE IX
                                   ----------

                                 ADMINISTRATION
                                 --------------


        9.1 The Compensation Connnittee shall be responsible for the general administration of the Plan and shall have all such powers as may be necessary to carry out the provisions of the Plan and may, from time to time, establish rules for the administration of the Plan and the transaction of the Plan's business. The Compensation Committee shall have the following powers and duties:

            (a) To enact such rules, regulations, and procedures and to prescribe the use of such forms as it shall deem advisable.

            (b) To appoint or employ such agents, attorneys, actuaries, and assistants at the expense of the Company, as it may deem necessary to keep its records or to assist it in taking any other action.

            (c) To interpret the Plan, and to resolve ambiguities,
                inconsistencies, and omis,ions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, any person in accordance with the provisions of the Plan.

        9.2 If any Participant, any beneficiary, or the authorized representative of a Participant or beneficiary shall file an application for benefits hereunder and such application is denied by the Compensation Committee, in whole or in part, he shall be notified in writing of the specific reason or reasons for such denial. The notice shall also set forth the specific Plan provisions upon which the denial is based, an explanation of the provisions of
Section 9.3 hereof, and any other information deemed necessary or advisable by the Compensation Committee.

                                      9-1

        9.3 Any Participant, any beneficiary, or any authorized representative of a Participant or beneficiary whose application for benefits hereunder has been denied, in whole or in part, by the Compensation Committee may, upon written notice to the Compensation Committee, request a review by the Board of Directors of Keithley Instruments, Inc. of such denial of his application. Such review may be made by written briefs submitted by the applicant and the Compensation Committee or at a hearing, or by both, as shall be deemed necessary by the Board of Directors. Any hearing conducted by the Board of Directors shall be held In such location as shall be reasonably convenient to the applicant. The date and time of any such hearing shall be designated by the Board of Directors upon not less than seven (7) days' notice to the applicant and the Compensation Committee unless both of them accept shorter notice. The Board of Directors shall make every effort to schedule the hearing on a day and at a time which is convenient to both the applicant and the Compensation Committee. If the applicant does not request a hearing, the Board of Directors shall review the denial of such benefits without a hearing. Such hearing or review shall be made on a DE NOVO basis rather than merely determining whether the decision of the Compensation Committee was reasonable. After the review has been completed, the Board of Directors shall render a decision in writing, a copy of which shall be sent to both the applicant and the Compensation Committee. Such decision shall set forth the specific reason or reasons for the decision and the specific Plan provisions upon which the decision is based. When the Board of Directors shall be called upon to render a decision pursuant to this Section 9.3, including a decision as to whether it shall grant a request for a hearing, such decision shall

                                      9-2
be in writing and shall be made by majority vote of the Board of Directors, provided that no such decision may be adverse to the applicant unless it is approved by a majority of those members of the Board of Directors who are neither employees of the Company nor members of the Keithley family nor attorneys at law representing either the Company or members of the Keithley family. There shall be no further appeal from a decision rendered by the Board of Directors.

        9.4 The interpretations, determinations and decisions of the Compensation Committee and Board of Directors shall, except to the extent provided in Section 9.3 hereof and in this Section 9.4, be final and binding upon all persons with respect to any right, benefit and privilege hereunder. The review procedures of said Section 9.3 shall be the sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise.

        9.5 The Company, Compensation Committee, Board of Directors, and their respective officers, members, employees and agents shall have no duty or responsibility under the Plan other than the duties and responsibilities expressly assigned to them herein or delegated to them pursuant hereto. None of them shall have any duty or responsibility with respect to the duties or responsibilities assigned or delegated to another of them.

        9.6 The Compensation Committee, Board of Directors, and their respective officers, employees, members and agents shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in good faith in the administration of the Plan. The Compensation Committee, Board of Directors, and their


                                      9-3
respective officers, employees, members and agents shall be indemnified and saved harmless by the Company from and against any and all liabilities to which they may be subjected by reason of any act or conduct in their respective capacities under this Plan, including all expenses reasonably incurred in their defense.

                                      9-4

                                   ARTICLE X
                                   ---------

                           AMENDMENT AND TERMINATION
                          -------------------------


        10.1 Subject to the provisions of Sections 10.2 and 10.3 hereof, this Plan may be amended by Keithley Instruments, Inc. at any time, or from time to time, and may be terminated by Keithley Instruments, Inc. at any time, but no such amendment or termination will

        (a) deprive any Participant or any terminated or retired Participant of his right to receive his Accrued Retirement Benefit as determined as of the date of such amendment or termination, or reduce the amount of such Accrued Retirement Benefit, unless such Participant consents in writing to such deprivation or reduction; or

        (b) deprive the Spouse of any terminated or retired Participant of her rights to receive the payments provided by Article VI hereof, or reduce the amount of any such payments, unless such Participant consents in writing to such deprivation or reduction; or

        (c) deprive any Totally and Permanently Disabled Participant or his Spouse of his or her right to receive disability benefits as provided in Article V hereof, or reduce the amount of such disability benefits.

        10.2 Notwithstanding any provision of this Article X to the contrary, Keithley Instruments, Inc. may amend or modify this Plan in any respect which shall be necessary or advisable in order that the benefits provided by this Plan shall constitute unfunded deferred compensation for a select group of management or highly-compensated employees as described in Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974.


                                      10-1

                                   ARTICLE XI
                                   ----------

                                 MISCELLANEOUS
                                 -------------


        11.1 Neither anything contained herein, nor any acts done in pursuance of this Plan, shall be construed as entitling any Participant to be continued in the employ of the Company or an Affiliate for any period of time nor as obliging the Company or an Affiliate to keep any Participant in its employ for any period of time, nor shall any employee of the Company or an Affiliate nor anyone else have any rights whatsoever, legal or equitable, against the Company or an Affiliate as a result of this Plan except those expressly granted to him hereunder.

        11.2 The undertakings of the Company herein constitute merely the unsecured promise of the Company to make the payments and provide the benefits as provided for herein. No property of the Company is or shall, by reason of this Plan, be held in trust, except as otherwise provided in Section 8.2 hereof, for any Participant, any Spouse, or any other person, and neither the Participants nor any Spouse or any other person shall have by reason of this Plan, any rights, title or interest of any kind in or to any property of the Company.

        11.3 Whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun as shall be appropriate.

        11.4 This Plan shall be construed under and in accordance with the laws of the State of Ohio and of the United States of America.

        11.5 In the event that any provision or term of this Plan, or any agreement or instrument required by the Compensation Committee hereunder, is determined by judicial, quasi-judicial or administrative

                                      11-1
body to be void or not enforceable for any reason, all other provisions or terms of this Plan or such agreement or instrument shall remain in full force and effect and shall be enforceable as if such void or nonenforceable provision or term had never been a part of this Plan, or such agreement or instrument.

        11.6 No benefits under this Plan shall be subject in any manner to be anticipated, alienated, sold, transferred, assigned, pledged encumbered or charged, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; nor shall any such benefits in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefits as are herein provided for him.

        11.7 Any payment to or for the benefit of any Participant, retired Participant, terminated Participant, or Totally and Permanently Disabled Participant, or to his Spouse or beneficiary, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan, the Compensation Committee and the Company, any of whom may require such Participant, retired Participant, terminated Participant, Totally and Permanently Disabled Participant, Spouse or beneficiary, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Compensation Committee or the Company, as the case may be.

        11.8 If the monthly benefits payable hereunder to a retired, terminated or Totally and Permanently Disabled Participant or to a Spouse shall be less than Twenty-Five Dollars ($25) per month, the Compensation Committee may direct that said Participant's or Spouse's

                                      11-2
benefits be paid quarterly, semiannually or annually in amounts equal to 3, 6 or 12, respectively, times the monthly amount otherwise payable, or it may, in its sole discretion, direct payment, in full discharge of all the Plan's liability in respect to such benefits, of an amount equal to the lump-sum actuarial equivalent value of such benefits.

        11.9 If the Company shall at any time be merged or consolidated into or with any other corporation or corporations or if substantially all the assets of the Company are sold or otherwise transferred to another corporation or party, the provisions of this Plan shall be binding upon and inure to the benefit of the corporation surviving or resulting from such merger or consolidation or to which such assets shall be sold or transferred, and this provision shall apply in the event of any subsequent sale, merger, consolidation or transfer.

        IN WITNESS WHEREOF, KEITHLEY INSTRUMENTS, INC., by its duly authorized officers, has caused this Supplemental Executive Retirement Plan, to be executed as of the 27 day of January , 1989.


                                   KEITHLEY INSTRUMENTS, INC.

                                        ("Company")

                                    By
                                       ---------------------------------

                                    And
                                        --------------------------------


                                      11-3